                                                                    EXHIBIT 3.19


                            ARTICLES OF INCORPORATION

                                       OF

                             STATE WIDE CATV, INC.


     The undersigned natural person(s), of the age of 21 or more, acting to form a corporation under the corporate laws of the state of Florida do hereby certify the following:

FIRST:    The name of the corporation shall be Burn-Techs, Inc.

SECOND. The address of the initial registered office of the corporation is 1947 S. Carolina Ave NE, St Petersburg, FL 33702, County of Pinellas. The name of the registered agent located at said address is Michael Lloyd Wallace.

THIRD: The principal address of the corporation is 1947 S. Carolina Avenue NE, St. Petersburg, Fl 33702.

FOURTH: The purpose for which this corporation is organized shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

FIFTH: The total authorized stock of this corporation is divided into 500 shares at no par value.

SIXTH: The number of directors constituting the initial board of directors is one, and the name(s) and address(es) who will serve as director(s) until the first annual meeting of shareholders or until their successors are as follows:

          Michael Wallace 1947 S. Carolina Avenue NE, St. Petersburg, FL 33702

SEVENTH:  The duration of the corporation is perpetual.

EIGHT:    This is a Close Corporation.

NINTH: The name(s) and address(es) of the person(s) who are to act as Incorporator(s) are as follows:

          Kimberly Andras     c/o The Company Corporation, 1313 N. Market Street
                              Suite 34l0; Wilmington, DE 19801

We (I), the undersigned, being all the Incorporators of the corporation Identified above, declare that we have examined the foregoing this 13th day of August, 1996.

                                        /s/ KIMBERLY ANDRAS
                                        ----------------------------------------
                                   County of New Castle


State of Delaware

THE FOREGOING instrument was acknowledged and sworn to before me this 13th day of August, 1996 by Kimberly Andras,

               SUSAN M GRIFFIN
            NOTARY PUBLIC-DELAWARE           /s/ SUSAN M. GRIFFIN
            Appointed October 6, 1994        -----------------------------------
                 Term 2 Years                Notary Public

This document was prepared by Kimberly Andras, 1313 N. Market Street, Suite 3410; Wilmington DE 19801 (302) 575-0440

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN FLORIDA, NAMING AGENT UPON PROCESS MAY BE SERVED.

     In compliance with Section 43.091, Florida Statutes, the following is submitted:


     First, this BURN-TECHS INC. desiring to organize under the laws of the State of Florida with its principal place of business located in the city of St. PETERSBURG, FL., State of Florida, has named MICHAEL LLOYD WALLACE located at 1947 S. CAROLINA AVE N.E., ST. PETERSBURG, FL 33702 as its agent for service of process within Florida.

     Having been named to accept service of process for the above stated corporation, at the place designated in this Certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.


                                        /s/ MICHAEL L. WALLACE
                                        ----------------------------------------
                                        Michael L. Wallace

                                        8-5-96
                                        ----------------------------------------
                                        Date

                               ARTICLES OF MERGER

                              (Profit Corporations)

The following articles of merger are submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, F.S.


FIRST:   The name and jurisdiction of the SURVIVING corporation is:

Name                                    Jurisdiction
----                                    ------------

       BURN-TECHS, INC.                      a Florida corporation

------------------------------------    ----------------------------------------

SECOND:  The name and jurisdiction of each MERGING corporation is:
                                           -------

Name                                    Jurisdiction
----                                    ------------

       STATE WIDE CATV, INC.                 a New York corporation

------------------------------------    ----------------------------------------

------------------------------------    ----------------------------------------

------------------------------------    ----------------------------------------

------------------------------------    ----------------------------------------

------------------------------------    ----------------------------------------

THIRD: The Plan of Merger is attached.

FOURTH: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State

OR    /   /       (Enter a specific date. NOTE: An effective date cannot be
-----------------  prior to the date of filing or more than 90 days in the future.)

FIFTH: Adoption of Merger by SURVIVING corporation - (COMPLETE ONLY ONE STATEMENT) The Plan of Merger was adopted by the shareholders of the surviving corporation on 1/11/2000.


The Plan of Merger was adopted by the board of directors of the surviving corporation on ________________________ and shareholder approval was not required.

SIXTH: Adoption of Merger by MERGING corporation(s) (COMPLETE ONLY ONE STATEMENT) The Plan of Merger was adopted by the shareholders of the merging corporation(s) on 1/11/2000.


The Plan of Merger was adopted by the board of directors of the merging corporation(s) on _____________________ and shareholder approval was not required.


                     (Attach additional sheets if necessary)

SEVENTH:   SIGNATURES FOR EACH CORPORATION


Name of Corporation              Signature                Typed or Printed Name of Individual & Title
----------------------           ------------------       -------------------------------------------


 BURN-TECHS, INC.                Michael L. Wallace                 MICHAEL WALLACE, PRESIDENT
----------------------           ------------------       -------------------------------------------


 STATE WIDE CATV, INC.           Michael L. Wallace                 MICHAEL WALLACE, PRESIDENT
----------------------           ------------------       -------------------------------------------


----------------------           ------------------       -------------------------------------------


----------------------           ------------------       -------------------------------------------


----------------------           ------------------       -------------------------------------------









                                 PLAN OF MERGER

                               (NON SUBSIDIARIES)

                                    EXHIBIT A

                                 PLAN OF MERGER

     This Plan of Merger (this "Plan") has been adopted as of the 11th day of January, 2000 by the Boards of Directors and sole Shareholder of each of State Wide CATV, Inc., a New York corporation ("State Wide") and Burn-Techs, Inc., a Florida corporation ("Burn-Techs").

                                    RECITALS

     The Boards of Directors of each of State Wide and Burn-Techs have determined that it is advisable and in the best interests of each corporation that State Wide be merged (the "Merger") with and into Burn-Techs on the terms and subject to the conditions set forth herein. The sole Shareholder of each of State Wide and Burn-Techs has approved the Merger in accordance with the Florida Business Corporation Act and the New York Business Corporation Law.

                                    ARTICLE I

                                   THE MERGER

     At the Effective Time (as defined in Article VI hereof), State Wide shall be merged with and into Burn-Techs in accordance with the Florida Business Corporation Act and the New York Business Corporation Law, and the separate existence of State Wide shall cease and Burn-Techs shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Florida.

                                   ARTICLE II

                                  SHARES VOTED

     The following are the designation and number of shares voted for the Merger for each of the corporations:


-------------------------------------------------------------------------
Corporation               Designation of     Number of      Number of
                          Shares             Shares         Shares Voted
                                             Outstanding
-------------------------------------------------------------------------
State-Wide CATV, Inc.     Common             10             10
-------------------------------------------------------------------------
Burn-Techs, Inc.          Common             100            100
-------------------------------------------------------------------------

                                   ARTICLE III


                            THE SURVIVING CORPORATION

     a. At the Effective Time, the Articles of Incorporation of Burn-Techs as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation; provided, however, that the First Article of the Articles of Incorporation of the Surviving Corporation, shall be amended to read as follows:

     "FIRST: The name of the corporation shall be State Wide CATV, Inc."

     b. At the Effective Time, the Bylaws of Burn-Techs, as in effect immediately prior to the Effective time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed.

     c. At the Effective Time, the officers and directors of Burn-Techs, Inc. shall be the officers and directors of the Surviving Corporation until their successors are elected and qualified.

                                   ARTICLE IV

                      MANNER AND BASIS OF CONVERTING SHARES

     At the Effective Time, each share of common stock, with $1.00 par value, of State Wide, which shall be issued and outstanding, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of the common stock, no par value, of the Surviving Corporation upon surrender of any certificate therefor.

                                    ARTICLE V

                                EFFECT OF MERGER

     At the Effective Time, all property, rights, privileges, powers and franchises of State Wide shall vest in the Surviving Corporation, and all liabilities and obligations of State Wide shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE VI

                                 EFFECTIVE TIME

     As used in this Agreement, the term "Effective Time" shall mean both the time of filing of the Articles of Incorporation with the Secretary of State of Florida and the time of the filing of the Certificate of Merger with the Secretary of State of New York, which filings shall be effectuated by the officers of State Wide and Burn-Techs in coordination with one another, as such officers deem to be necessary or appropriate.

                                  ARTICLE VII

                    AMENDMENT, MODIFICATION, AND TERMINATION

The Board of Directors of either State Wide or Burn-Techs may amend, terminate and/or abandon the Merger at any time prior to the Effective Time.